Exhibit 99.1

Amec Foster Wheeler Energy Limited

Condensed Financial Statements

The information below is based on the information retrieved from the website of Companies House in the United Kingdom, and is available at: https://www.gov.uk/government/organisations/companies-house. The document is titled “Full accounts made up to 31 December 2015”.

Profit and loss account for the year ended December 31, 2015 and 2014 (in £ 000’s)	2015	2014
Continuing operations
Revenue	£243,156	£425,097
Gross profit / (loss)	55,825	(28,975)
Operating profit / (loss)	23,727	(51,777)
Profit / (loss) for the year	36,547	(76,057)

Balance Sheet as of December 31, 2015 and 2014 (in £ 000’s)
Fixed assets	£6,474	£6,994
Current assets	274,736	261,177
Creditors - amounts falling due within one year	(172,624)	(208,704)
Total assets less current liabilities	108,586	59,467
Creditors - amounts falling due after more than one year	(11,971)	(11,821)
Deferred taxation liabilities	-	(6,744)
Provisions for liabilities and charges	(24,280)	(52,131)
Retirement benefit asset	47,017	37,469
Net assets	119,352	26,240
Total equity	119,352	26,240